Exhibit 99.1

First Advantage Reports First Quarter 2025 Results

Reaffirms Full Year 2025 Guidance

First Quarter 2025 Highlights1

•
Revenues of $354.6 million
•
Net Loss of $(41.2) million, a net loss margin of (11.6)%, includes $15.3 million of expenses related to the acquisition of Sterling Check Corp. (“Sterling”) and related integration, and $41.2 million of Sterling depreciation and amortization
•
Adjusted Net Income of $30.5 million
•
Adjusted EBITDA of $92.1 million; Adjusted EBITDA Margin of 26.0%
•
GAAP Diluted Net Loss Per Share of $(0.24), includes $0.07 per share of expenses incurred related to the Sterling acquisition and related integration
•
Adjusted Diluted Earnings Per Share of $0.17
•
Cash Flows from Operations of $19.5 million; Adjusted Operating Cash Flows of $33.3 million, after adjusting for $13.8 million of cash costs directly associated with the Sterling acquisition and related integration

Reaffirming Full Year 2025 Guidance

•
Reaffirming full year 2025 guidance ranges, including the expected benefits of realized synergies, for Revenues of $1.5 billion to $1.6 billion, Adjusted EBITDA of $410 million to $450 million, Adjusted Net Income of $152 million to $182 million, and Adjusted Diluted Earnings Per Share of $0.86 to $1.032

ATLANTA, May 8, 2025 – First Advantage Corporation (NASDAQ: FA), a leading provider of global software and data in the HR technology industry, today announced financial results for the first quarter ended March 31, 2025.

Key Financials

(Amounts in millions, except per share data and percentages)

	Three Months Ended March 31,
	2025	2024
Revenues	$354.6	$169.4
Income (loss) from operations	$7.6	$(0.7)
Net loss	$(41.2)	$(2.9)
Net loss margin	(11.6)%	(1.7)%
Diluted net loss per share	$(0.24)	$(0.02)
Adjusted EBITDA[1]	$92.1	$46.6
Adjusted EBITDA Margin[1]	26.0%	27.5%
Adjusted Net Income[1]	$30.5	$24.8
Adjusted Diluted Earnings Per Share[1]	$0.17	$0.17

1 Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted Earnings Per Share, and Adjusted Operating Cash Flows are non-GAAP measures. Please see the schedules accompanying this earnings release for a reconciliation of these measures to their most directly comparable respective GAAP measures.

“We are pleased that First Advantage delivered solid financial performance in the first quarter, exceeding our expectations. We are continuing to see strong traction through upsell, cross-sell, and new logos, with sequential quarterly improvement in the base business and continued high customer retention levels. Our focused vertical strategy, with a depth of expertise across a broad range of industries, is delivering results and providing balance in the current environment,” said Scott Staples, Chief Executive Officer.

“It has been approximately six months since we closed on our transformational Sterling acquisition. Our integration and synergy generation efforts are advancing ahead of schedule, and we have now actioned $37 million in run rate cost synergies, progressing well toward our objective of $60 million to $70 million. Our AI and automation efforts are allowing us to continue to deliver higher levels of efficiency as we grow the business, and we continue to receive positive feedback from our customers on our industry-leading software and data offerings. We look forward to sharing additional details about our updated FA 5.0 strategy and financial objectives during our investor day later this month,” Staples concluded.

Inaugural Investor Day to be Held on May 28, 2025

First Advantage will host its inaugural investor day in New York City and webcast live on Wednesday, May 28, 2025, with presentations beginning at 9:00 a.m. ET. Scott Staples, Chief Executive Officer, will be joined by other members of the executive management team to present a detailed overview of the Company’s strategic vision, financial growth outlook, and key initiatives related to the Company’s product and technology solutions, go-to-market excellence, and innovation. The event will also include Q&A sessions with executive leadership. (See press release issued on April 2, 2025.)

Reaffirming Full Year 2025 Guidance

“Considering our modest outperformance versus expectations in the first quarter and our latest view of the macroeconomic environment, we are reaffirming our full year 2025 guidance, which includes our increased scale with the acquisition of Sterling and the expected benefits of realized synergies,” commented Steven Marks, Chief Financial Officer. “We remain focused on our integration plan execution, customer retention, synergy realization, and net leverage reduction.”

The following table summarizes our full year 2025 guidance.

As of May 8, 2025
Revenues	$1.5 billion – $1.6 billion
Adjusted EBITDA[2]	$410 million – $450 million
Adjusted Net Income[2]	$152 million – $182 million
Adjusted Diluted Earnings Per Share[2]	$0.86 – $1.03

2 A reconciliation of the foregoing guidance for the non-GAAP metrics of Adjusted EBITDA and Adjusted Net Income to GAAP net (loss) income and Adjusted Diluted Earnings Per Share to GAAP diluted net (loss) income per share cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a material impact on its future GAAP financial results.

Actual results may differ materially from First Advantage’s full year 2025 guidance as a result of, among other things, the factors described under “Forward-Looking Statements” below.

Conference Call and Webcast Information

First Advantage will host a conference call to review its first quarter 2025 results today, May 8, 2025, at 8:30 a.m. ET.

To participate in the conference call, please dial 800-267-6316 (domestic) or 203-518-9783 (international) approximately ten minutes before the 8:30 a.m. ET start. Please mention to the operator that you are dialing in for the First Advantage first quarter 2025 earnings call or provide the conference code FA1Q25. The call will also be webcast live on the Company’s investor relations website at https://investors.fadv.com under the “News & Events” and then “Events & Presentations” section, where related presentation materials will be posted prior to the conference call.

Following the conference call, a replay of the webcast will be available on the Company’s investor relations website, https://investors.fadv.com. Alternatively, the live webcast and subsequent replay will be available at https://event.on24.com/wcc/r/4908223/D9C5547C868BBA59C04DB0C76D18EE21.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, our operations and financial performance. Forward-looking statements include all statements that are not historical facts. These forward-looking statements relate to matters such as our industry, business strategy, goals, and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources, and other financial and operating information. In some cases, you can identify these forward-looking statements by the use of words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” “target,” “guidance,” the negative version of these words, or similar terms and phrases.

These forward-looking statements are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Such risks and uncertainties include, but are not limited to, the following:

•
negative changes in external events beyond our control, including our customers’ onboarding volumes, economic drivers which are sensitive to macroeconomic cycles, such as interest rate volatility and inflation, geopolitical unrest, global trade disputes, and uncertainty in financial markets;
•
our operations in a highly regulated industry and the fact that we are subject to numerous and evolving laws and regulations, including with respect to personal data, data security, and artificial intelligence (“AI”);
•
inability to identify and successfully implement our growth strategies on a timely basis or at all;
•
potential harm to our business, brand, and reputation as a result of security breaches, cyber-attacks, or the mishandling of personal data;
•
our reliance on third-party data providers;
•
due to the sensitive and privacy-driven nature of our products and solutions, we could face liability and legal or regulatory proceedings, which could be costly and time-consuming to defend and may not be fully covered by insurance;
•
our international business exposes us to a number of risks;
•
the continued integration of our platforms and solutions with human resource providers such as applicant tracking systems and human capital management systems as well as our relationships with such human resource providers;
•
our ability to obtain, maintain, protect and enforce our intellectual property and other proprietary information;
•
disruptions, outages, or other errors with our technology and network infrastructure, including our data centers, servers, and third-party cloud and internet providers and our migration to the cloud;

•
our indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, and prevent us from meeting our obligations;
•
the failure to realize the expected benefits of our acquisition of Sterling Check Corp.; and
•
control by our Sponsor, "Silver Lake" (Silver Lake Group, L.L.C., together with its affiliates, successors, and assignees) and its interests may conflict with ours or those of our stockholders.

For additional information on these and other factors that could cause First Advantage’s actual results to differ materially from expected results, please see our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission (the “SEC”), as such factors may be updated from time to time in our filings with the SEC, which are or will be accessible on the SEC’s website at www.sec.gov. The forward-looking statements included in this press release are made only as of the date of this press release, and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by law.

Non-GAAP Financial Information

This press release contains “non-GAAP financial measures” that are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Specifically, we make use of the non-GAAP financial measures “Adjusted EBITDA,” “Adjusted EBITDA Margin,” “Adjusted Net Income,” “Adjusted Diluted Earnings Per Share,” and “Adjusted Operating Cash Flow.”

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Diluted Earnings Per Share have been presented in this press release as supplemental measures of financial performance that are not required by or presented in accordance with GAAP because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management believes these non-GAAP measures are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate, and capital investments. Management uses Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Diluted Earnings Per Share to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation, and to compare our performance against that of other peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Diluted Earnings Per Share are not recognized terms under GAAP and should not be considered as an alternative to net income (loss) as a measure of financial performance or cash provided by (used in) operating activities as a measure of liquidity, or any other performance measure derived in accordance with GAAP.

We define Adjusted EBITDA as net (loss) income before interest, taxes, depreciation, and amortization, and as further adjusted for loss on extinguishment of debt, share-based compensation, transaction and acquisition-related charges, integration and restructuring charges, and other non-cash charges. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by total revenues. We define Adjusted Net Income for a particular period as net (loss) income before taxes adjusted for debt-related costs, acquisition-related depreciation and amortization, share-based compensation, transaction and acquisition-related charges, integration and restructuring charges, and other non-cash charges, to which we then apply the related effective tax rate. We define Adjusted Diluted Earnings Per Share as Adjusted Net Income divided by adjusted weighted average number of shares outstanding—diluted.

Additionally, we use Adjusted Operating Cash Flow to review the liquidity of our operations. We define Adjusted Operating Cash Flow as cash flows from operating activities less cash costs directly associated with the Sterling acquisition and related integration. We believe Adjusted Operating Cash Flow is a useful supplemental financial measure for management and investors in assessing the Company’s ability to pursue business opportunities and investments and to service its debt. Adjusted Operating Cash Flow is not a measure of our liquidity under GAAP and should not be considered as an alternative to cash flows from operating activities.

For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures, see the reconciliations included at the end of this press release.

The presentations of these measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

Numerical figures included in the reconciliations have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them.

About First Advantage

First Advantage (NASDAQ: FA) is a leading provider of global software and data in the HR technology industry. Enabled by its proprietary technology and AI, First Advantage’s platforms, data, and APIs power comprehensive employment background screening, digital identity solutions, and verification services. With a strong emphasis on innovation, automation, and customer success, First Advantage empowers 80,000 organizations to hire smarter and onboard faster. Headquartered in Atlanta, Georgia, First Advantage serves customers in over 200 countries and territories, modernizing hiring and onboarding on a global scale. For more information, please visit our website at https://fadv.com/.

Investor Contact

Stephanie Gorman

Vice President, Investor Relations

Investors@fadv.com

(678) 868-4151

Condensed Financial Statements

First Advantage Corporation

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except share and par value amounts)	March 31, 2025	December 31, 2024
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$171,994	$168,688
Restricted cash	797	795
Accounts receivable (net of allowance for doubtful accounts of $5,074 and $3,832 at March 31, 2025 and December 31, 2024, respectively)	266,052	266,800
Prepaid expenses and other current assets	29,032	31,041
Income tax receivable	3,928	8,669
Total current assets	471,803	475,993
Property and equipment, net	291,764	307,539
Goodwill	2,128,018	2,124,528
Intangible assets, net	955,357	987,948
Deferred tax asset, net	5,169	5,682
Other assets	19,580	21,203
TOTAL ASSETS	$3,871,691	$3,922,893
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$116,037	$120,872
Accrued compensation	45,047	52,805
Accrued liabilities	45,055	44,700
Current portion of long-term debt	21,850	21,850
Current portion of operating lease liability	3,861	4,245
Income tax payable	4,374	1,942
Deferred revenues	4,774	4,274
Total current liabilities	240,998	250,688
Long-term debt (net of deferred financing costs of $40,253 and $41,861 at March 31, 2025 and December 31, 2024, respectively)	2,117,434	2,121,289
Deferred tax liability, net	214,649	222,738
Operating lease liability, less current portion	7,918	9,149
Other liabilities	11,937	11,990
Total liabilities	2,592,936	2,615,854
EQUITY
Common stock - $0.001 par value; 1,000,000,000 shares authorized, 173,641,193 and 173,171,145 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	174	173
Additional paid-in-capital	1,511,463	1,504,007
Accumulated deficit	(201,002)	(159,808)
Accumulated other comprehensive loss	(31,880)	(37,333)
Total equity	1,278,755	1,307,039
TOTAL LIABILITIES AND EQUITY	$3,871,691	$3,922,893

First Advantage Corporation

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	Three Months Ended March 31,
(in thousands, except share and per share amounts)	2025	2024
REVENUES	$354,588	$169,416

OPERATING EXPENSES:
Cost of services (exclusive of depreciation and amortization below)	192,565	87,192
Product and technology expense	27,155	12,466
Selling, general, and administrative expense	65,585	40,662
Depreciation and amortization	61,666	29,822
Total operating expenses	346,971	170,142
INCOME (LOSS) FROM OPERATIONS	7,617	(726)

OTHER EXPENSE, NET:
Interest expense, net	46,580	3,570
Total other expense, net	46,580	3,570
LOSS BEFORE PROVISION FOR INCOME TAXES	(38,963)	(4,296)
Provision (benefit) for income taxes	2,231	(1,388)
NET LOSS	$(41,194)	$(2,908)

Foreign currency translation income (loss)	5,453	(1,773)
COMPREHENSIVE LOSS	$(35,741)	$(4,681)

NET LOSS	$(41,194)	$(2,908)
Basic and diluted net loss per share	$(0.24)	$(0.02)
Weighted average number of shares outstanding - basic and diluted	172,756,497	143,591,713

First Advantage Corporation

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended March 31,
(in thousands)	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(41,194)	$(2,908)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	61,666	29,822
Amortization of deferred financing costs	1,608	453
Bad debt recovery	(712)	(112)
Deferred taxes	(7,553)	(7,808)
Share-based compensation	7,967	4,751
Loss on disposal of fixed assets and impairment of ROU assets	132	0
Change in fair value of interest rate swaps	3,936	(7,045)
Changes in operating assets and liabilities:
Accounts receivable	1,927	13,736
Prepaid expenses and other assets	(993)	(3,345)
Accounts payable	(6,038)	468
Accrued compensation and accrued liabilities	(8,615)	6,608
Deferred revenues	482	185
Operating lease liabilities	(91)	(328)
Other liabilities	(366)	(11)
Income taxes receivable and payable, net	7,315	3,863
Net cash provided by operating activities	19,471	38,329
CASH FLOWS FROM INVESTING ACTIVITIES
Capitalized software development costs	(10,628)	(6,135)
Purchases of property and equipment	(485)	(321)
Other investing activities	37	(575)
Net cash used in investing activities	(11,076)	(7,031)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of Amended First Lien Credit Facility	(5,463)	—
Proceeds from issuance of common stock under share-based compensation plans	1,688	976
Net settlement of share-based compensation plan awards	(2,204)	(41)
Payments on deferred purchase agreements	—	(234)
Cash dividends paid	(11)	(12)
Payments on finance lease obligations	(3)	—
Net cash (used in) provided by financing activities	(5,993)	689
Effect of exchange rate on cash, cash equivalents, and restricted cash	906	(328)
Increase in cash, cash equivalents, and restricted cash	3,308	31,659
Cash, cash equivalents, and restricted cash at beginning of period	169,483	213,912
Cash, cash equivalents, and restricted cash at end of period	$172,791	$245,571

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for income taxes, net of refunds received	$3,003	$2,510
Cash paid for interest	$41,881	$11,954
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Property and equipment acquired on account	$973	$585
Non-cash property and equipment additions	$—	$540

Reconciliation of Consolidated Non-GAAP Financial Measures

	Three Months Ended March 31,
(in thousands, except percentages)	2025	2024
Net loss	$(41,194)	$(2,908)
Interest expense, net	46,580	3,570
Provision (benefit) for income taxes	2,231	(1,388)
Depreciation and amortization	61,666	29,822
Share-based compensation(a)	7,967	4,751
Transaction and acquisition-related charges(b)	3,996	11,992
Integration, restructuring, and other charges(c)	10,866	719
Adjusted EBITDA	$92,112	$46,558
Revenues	354,588	169,416
Net loss margin	(11.6)%	(1.7)%
Adjusted EBITDA Margin	26.0%	27.5%
(a)
Share-based compensation for the three months ended March 31, 2025 and 2024 includes approximately $1.9 million and $2.6 million, respectively of incrementally recognized expense associated with the May 2023 modification of the vesting terms of outstanding unvested and unearned performance-based options, restricted stock units, and restricted stock awards.
(b)
Represents charges incurred related to acquisitions and similar transactions, primarily consisting of change in control-related costs, professional service fees, and other third-party costs. Transaction and acquisition related charges for the three months ended March 31, 2025 include approximately $3.8 million of expense associated with the Sterling Acquisition. The three months ended March 31, 2024 include approximately $11.1 million of expense associated with the Sterling Acquisition, as well as incremental professional service fees incurred related to the Company's initial public offering and the subsequent one-time compliance efforts.
(c)
Represents charges from organizational restructuring and integration activities, non-cash, and other charges primarily related to nonrecurring legal exposures, foreign currency (gains) losses, (gains) losses on the sale of assets, and other non-recurring items. Integration, restructuring, and other charges for the three months ended March 31, 2025 include approximately $7.8 million of expense associated with the integration of Sterling.

Reconciliation of Consolidated Non-GAAP Financial Measures (continued)

	Three Months Ended March 31,
(in thousands)	2025	2024
Net loss	$(41,194)	$(2,908)
Provision (benefit) for income taxes	2,231	(1,388)
Loss before provision for income taxes	(38,963)	(4,296)
Debt-related charges(a)	6,803	(3,014)
Acquisition-related depreciation and amortization(b)	50,039	22,625
Share-based compensation(c)	7,967	4,751
Transaction and acquisition-related charges(d)	3,996	11,992
Integration, restructuring, and other charges(e)	10,866	719
Adjusted Net Income before income tax effect	40,708	32,777
Less: Adjusted income taxes(f)	10,222	7,991
Adjusted Net Income	$30,486	$24,786

	Three Months Ended March 31,
	2025	2024
Diluted net loss per share (GAAP)	$(0.24)	$(0.02)
Adjusted Net Income adjustments per share
Provision (benefit) for income taxes	0.01	(0.01)
Debt-related charges(a)	0.04	(0.02)
Acquisition-related depreciation and amortization(b)	0.29	0.16
Share-based compensation(c)	0.05	0.03
Transaction and acquisition related charges(d)	0.02	0.08
Integration, restructuring, and other charges(e)	0.06	0.00
Adjusted income taxes(f)	(0.06)	(0.05)
Adjusted Diluted Earnings Per Share (Non-GAAP)	$0.17	$0.17

Weighted average number of shares outstanding used in computation of Adjusted Diluted Earnings Per Share:
Weighted average number of shares outstanding—diluted (GAAP and Non-GAAP)	172,756,497	143,591,713
Options and restricted stock not included in weighted average number of shares outstanding—diluted (GAAP) (using treasury stock method)	2,217,580	2,110,928
Adjusted weighted average number of shares outstanding—diluted (Non-GAAP)	174,974,077	145,702,641
(a)
Represents the non-cash interest expense related to the amortization of debt issuance costs for the February 2021 and October 2024 refinancing of the Company’s First Lien Credit Facility. This adjustment also includes the impact of the change in fair value of interest rate swaps, which represents the difference between the fair value gains or losses and actual cash payments and receipts on the interest rate swaps.
(b)
Represents the depreciation and amortization expense related to incremental intangible and developed technology assets recorded due to the application of ASC 805, Business Combinations. As a result, the purchase accounting related depreciation and amortization expense will recur in future periods until the related assets are fully depreciated or amortized, and the related purchase accounting assets may contribute to revenue generation.
(c)
Share-based compensation for the three months ended March 31, 2025 and 2024 includes approximately $1.9 million and $2.6 million, respectively of incrementally recognized expense associated with the May 2023 modification of the vesting terms of outstanding unvested and unearned performance-based options, restricted stock units, and restricted stock awards.
(d)
Represents charges incurred related to acquisitions and similar transactions, primarily consisting of change in control-related costs, professional service fees, and other third-party costs. Transaction and acquisition related charges for the three months ended March 31, 2025 include approximately $3.8 million of expense associated with the Sterling Acquisition. The three months ended March 31, 2024 include approximately $11.1 million of expense associated with the Sterling Acquisition, as well as incremental professional service fees incurred related to the Company's initial public offering and the subsequent one-time compliance efforts.
(e)
Represents charges from organizational restructuring and integration activities, non-cash, and other charges primarily related to nonrecurring legal exposures, foreign currency (gains) losses, (gains) losses on the sale of assets, and other non-recurring items. Integration, restructuring, and other charges for the three months ended March 31, 2025 include approximately $7.8 million of expense associated with the integration of Sterling.
(f)
Effective tax rates of approximately 25.1% and 24.4% have been used to compute Adjusted Net Income and Adjusted Diluted Earnings Per Share for the three months ended March 31, 2025 and 2024, respectively.

	Three Months Ended March 31,
(in thousands)	2025	2024
Cash flows from operating activities, as reported (GAAP)	$19,471	$38,329
Cost paid related to the Sterling acquisition and integration	13,844	548
Adjusted Operating Cash Flow	$33,315	$38,877